CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Proffitt's, Inc. on Form S-8 of our reports dated March 17, 1995, on our audits of the financial statements and financial statement schedules of Proffitt's, Inc. as of January 28, 1995 and January 29, 1994, and for each of the three years in the period ended January 28, 1995, which resports are on page 26 of the 1994 Annual Report to Shareholders and in the 1994 Form 10-K, respectively.




                                             Coopers & Lybrand L.L.P.



Atlanta, Georgia
February 2, 1996